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                                                                   EXHIBIT 10.18

                                 WEST COAST BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                     (SERP)

                         EFFECTIVE DATE: AUGUST 1, 2003

THIS SERP is adopted by WEST COAST BANK (the "Bank"), WEST COAST BANCORP ("Bancorp"), its parent holding company, (collectively referred to as the "Company") and ROBERT D. SZNEWAJS (the "Executive").

                                    ARTICLE 1
                                     PURPOSE

1.1      DUAL PURPOSES.  This Plan is intended to:

         (a) Assist in assuring the Executive's continued service to the Company by providing supplemental retirement benefits that are competitive with the Company's peers; and

         (b) Discourage the Executive from engaging in any competitive business after the Executive leaves the Company.

1.2 TOP-HAT PLAN STATUS. This is an unfunded Plan maintained primarily for the purpose of providing deferred compensation for the Executive, who is a member of a select group of management or highly compensated employees. As such, this Plan is intended to qualify as a "top hat plan" exempt from Part 2 (minimum participation and vesting standards),
         Part 3 (minimum funding standards) and Part 4 (fiduciary responsibility provisions) of Title I of the Employee Retirement Income Security Act of 1974 (ERISA). The provisions of the Plan shall be interpreted and administered according to this intention.

                                    ARTICLE 2
                                   DEFINITIONS

Words and phrases appearing in this Plan with initial capitalization are defined terms that have the meanings stated below. Words appearing in the following definitions which are themselves defined terms are also indicated by initial capitalization.

2.1 ACCRUAL BALANCE means the benefit liability accrued by the Company under Article 6.

2.2 ADJUSTED ACCRUAL BALANCE means the Accrual Balance determined as of the end of the month that is on or before the date of the Executive's Termination of Employment.

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2.3      BENEFICIARY means the person or persons or estate, trust or charitable organization entitled under Article 5 to receive the death benefit payable under this Plan.

2.4      BOARD means Bancorp's Board of Directors.

2.5 CHANGE IN CONTROL AGREEMENT means the "Change In Control Agreement" effective January 1, 2004, between the Executive and the Company.

2.6 COMPENSATION COMMITTEE means the Compensation and Personnel Committee of Bancorp's Board.

2.7 DISABILITY means that either the carrier of any Company-provided individual or group long-term disability insurance policy covering the Executive or the Social Security Administration has determined that the Executive is disabled. Upon the request of the Compensation Committee, the Executive will submit proof of the carrier's or the Social Security Administration's determination.

2.8 EARLY INVOLUNTARY TERMINATION means that the Company has terminated the Executive's employment before Normal Retirement Age for any reason other than:

         (a)      Termination for Cause;

         (b)      Disability; or

         (c)      A Termination Event.

2.9 EARLY VOLUNTARY TERMINATION means that before Normal Retirement Age, the Executive has voluntarily terminated Executive's employment with the Company for reasons other than:

         (a)      Disability; or

         (b)      A Termination Event.

2.10 EFFECTIVE DATE means the date first stated above (immediately below the title of this Plan).

2.11     NORMAL RETIREMENT AGE means age 64.

2.12 NORMAL RETIREMENT DATE means the later of Normal Retirement Age or Termination of Employment.

2.13 PLAN YEAR means the calendar year, except for the first Plan Year which is a short year beginning August 1, 2003, and ending December 31, 2003.

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2.14     ROE means, for any given Plan Year, the greater of:

         (a) Bancorp's return on equity, which shall be determined under GAAP and expressed as a percentage calculated by dividing its:

                  (1) Annual net income before common stock dividends are paid; by

                  (2)      Average annual common shareholder equity; or

         (b) Bancorp's adjusted return on equity which shall be determined by calculating the percentage under subsection (a) above on an adjusted basis to address the effects of items that are required to be included or excluded by GAAP for that Plan Year, but would normally not be included or excluded from Bancorp's net income or shareholder equity.

2.15 TERMINATION EVENT means the termination of the Executive's employment under circumstances that entitle the Executive to benefits under the Change In Control Agreement.

2.16 TERMINATION FOR CAUSE OR TERMINATED FOR CAUSE means that the Company has terminated the Executive's employment for "cause" as defined in the Change In Control Agreement.

2.17 TERMINATION OF EMPLOYMENT means that the Executive's employment with the Company has terminated for any reason, voluntary or involuntary.

2.18     YEAR OF SERVICE means a Plan Year in which:

         (a)      The Company achieved an ROE of not less than ten percent
                  (10%); and

         (b) The Executive is actively at work with the Company or on a Company-approved leave of absence at the end of that year.

                                    ARTICLE 3
                            BENEFITS DURING LIFETIME

3.1 NORMAL RETIREMENT BENEFIT. Upon Termination of Employment on or after Normal Retirement Age for reasons other than death, the Company shall pay the following benefit to the Executive:

         (a) AMOUNT OF BENEFIT. Subject to adjustment under subsection (c) below and forfeiture under Article 7, the Normal Retirement Benefit is the annual "Benefit Level" installment as shown in Column (1) of Schedule A to this SERP.

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         (b)      PAYMENT SCHEDULE. The Normal Retirement Benefit is payable monthly for a period of fifteen (15) years beginning on the first day of the month on or after the Executive's Normal Retirement Date.

         (c)      BENEFIT INCREASES.

                  (1) As of each anniversary of the Effective Date, the Compensation Committee, in its sole discretion, may increase the Normal Retirement Benefit by increasing:

                           (A)      The amount of the scheduled installment
                                    payments;

                           (B)      The length of the payment schedule; or

                           (C) Both the amount and the length of the installment payments.

                  (2) If the Normal Retirement Benefit is increased, Schedule A to this SERP shall be revised, including adjusting the other scheduled benefit payments accordingly.

3.2 EARLY VOLUNTARY TERMINATION BENEFIT. Upon an Early Voluntary Termination, the Company shall pay the following benefit to the
         Executive:

         (a) AMOUNT OF BENEFIT. Subject to adjustments under subsection (d) below and forfeiture under Article 7, the Early Voluntary Termination Benefit is the annual installment payment under a deferred 15-year term certain fixed annuity calculated as follows:

                  (1) The present value of the annuity is the vested Adjusted Accrual Balance (with vesting determined under subsection (e) below);

                  (2) The annuity starting date is the first day of the month on or after Normal Retirement Age; and

                  (3) Interest is credited at an annual rate of six percent (6%) compounded monthly during both the period from the Termination of Employment to the annuity starting date and the 15-year payout period.

         (b) PAYMENT SCHEDULE. Unless a lump-sum payment is made under subsection (c) below, the Company shall pay the Early Voluntary Termination Benefit under the same payment schedule as the Normal Retirement Benefit (see Section 3.1(b)).

         (c) ALTERNATIVE LUMP-SUM PAYMENT. Instead of the installment payments under subsection (b) above, the Compensation Committee, in its sole discretion, may elect, either upon a request by the Executive or upon its own motion, to pay the Early Voluntary Termination Benefit in a lump-sum payment as follows:
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                  (1)      The payment amount shall equal the Executive's vested
                           Adjusted Accrual Balance together with interest credited at the annual rate of six percent (6%) compounded monthly until paid under paragraph (2) below.

                  (2) The lump-sum payment will be paid to the Executive at either:

                           (A)      Normal Retirement Age; or

                           (B) Such earlier date as the Compensation Committee, in its sole discretion, may elect.

         (d) BENEFIT INCREASES. The Early Voluntary Termination Benefit may be increased as follows:

                  (1) The amount of the benefit will be adjusted for any increases in the Normal Retirement Benefit granted under Section 3.1(c)(1).

                  (2) In its sole discretion, the Compensation Committee may, from time to time as of any anniversary of the Effective Date, separately increase the amount of the Early Voluntary Termination Benefit without increasing the Normal Retirement Benefit.

                  (3) If the Early Voluntary Termination Benefit is adjusted or increased, Schedule A to this SERP shall be revised accordingly.

         (e) VESTING. The vested portion of the Executive's Adjusted Accrual Balance will be determined as follows:

                  (1) The Executive will be seventy percent (70%) vested immediately upon the Effective Date. Beginning with the Plan Year commencing January 1, 2004, the Executive will receive an additional ten percent (10%) vesting for each Year of Service until the Executive is one hundred percent (100%) vested after completing three (3) Years of Service.

                  (2) In its sole discretion, the Compensation Committee may at any time and from time to time increase the Executive's vested percentage (including granting full vesting).

3.3 EARLY INVOLUNTARY TERMINATION BENEFIT. Upon an Early Involuntary Termination, the Company shall pay the following benefit to the
         Executive:

         (a) AMOUNT OF BENEFIT. Subject to adjustments under subsection (d) below, immediate full vesting under subsection (e) below and forfeiture under Article 7, the Early Involuntary Termination Benefit is the annual installment payment determined in the same manner as the Early Voluntary Termination Benefit under
                  Section 3.2(a).
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         (b)      PAYMENT SCHEDULE. Unless a lump-sum payment is made under
                  subsection (c) below, the Company shall pay the Early Involuntary Termination Benefit under the same payment schedule as the Normal Retirement Benefit (see Section 3.1(b)).

         (c) ALTERNATIVE LUMP-SUM PAYMENT. Instead of the installment payments under subsection (b) above, the Compensation Committee, in its sole discretion, may elect, either upon a request by the Executive or upon its own motion, to pay the Early Involuntary Termination Benefit in a lump-sum payment under the same terms and conditions that apply to a lump-sum payment of the Early Voluntary Termination Benefit (see
                  Section 3.2(c)).

         (d) BENEFIT INCREASES. The Early Involuntary Termination Benefit may be separately increased under the same terms and conditions that apply to increases in the Early Voluntary Termination Benefit (see Section 3.2(d)).

         (e) VESTING. For purposes of this section, the Executive is immediately one hundred percent (100%) vested upon the Effective Date.

3.4 DISABILITY BENEFIT. Upon Termination of Employment before Normal Retirement Age due to Disability, the Company shall pay the following benefit to the Executive:

         (a) AMOUNT OF BENEFIT. Subject to adjustments under subsection (d) below, immediate full vesting under subsection (e) below and forfeiture under Article 7, the Disability Benefit is the annual installment payment determined in the same manner as for the Early Voluntary Termination Benefit (see Section 3.2(a)).

         (b) PAYMENT SCHEDULE. Unless a lump-sum payment is made under subsection (c) below, the Company shall pay the Disability Benefit under the same payment schedule as the Normal Retirement Benefit (see Section 3.1(b)).

         (c) ALTERNATIVE LUMP-SUM PAYMENT. Instead of the installment payments under subsection (b) above, the Compensation Committee, in its sole discretion, may elect, either upon a request by the Executive or upon its own motion, to pay the Disability Benefit in a lump-sum payment under the same terms and conditions that apply to a lump-sum payment of the Early Voluntary Termination Benefit (see Section 3.2(c)).

         (d) BENEFIT INCREASES. The Disability Benefit may be increased under the same terms and conditions that apply to increases in the Early Voluntary Termination Benefit (see Section 3.2(d)).

         (e) VESTING. For purposes of this section, the Executive is immediately one hundred percent (100%) vested upon the Effective Date.

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3.5      CHANGE IN CONTROL BENEFIT. If the Executive becomes entitled to benefits under the Change in Control Agreement, the Company will pay the following benefit to the Executive:

         (a) AMOUNT OF BENEFIT. Subject to adjustments under subsection (d) below and forfeiture under Article 7, the Change In Control Benefit is the annual "Change of Control Installment" set forth in Column (10) of Schedule A to this SERP.

         (b) PAYMENT SCHEDULE. Unless a lump-sum payment is made under subsection (c) below, the Change In Control benefit is payable in the same manner as the Normal Retirement Benefit (see
                  Section 3.1(b)).

         (c) ALTERNATIVE LUMP-SUM PAYMENT. Instead of the installment payments under subsection (b) above, the Compensation Committee, in its sole discretion, may elect, either upon a request by the Executive or upon its own motion, to pay the Change In Control Benefit in a lump-sum payment as follows:

                  (1) The payment will be equal to the present value of the Normal Retirement Benefit as of the date of the Executive's Termination of Employment. The present value will be determined using an annual rate of six percent (6%) interest compounded monthly.

                  (2) The lump-sum payment will be paid to the Executive within sixty (60) days following the Executive's Termination of Employment.

         (d) BENEFIT INCREASES. The Change in Control Benefit may be increased in the same manner as the Normal Retirement Benefit (see Section 3.1(c)).

         (e) VESTING. For purposes of this section, the Executive is immediately one hundred percent (100%) vested upon the Effective Date.

                                    ARTICLE 4
                                 DEATH BENEFITS

4.1 PRE-RETIREMENT DEATH BENEFIT. If the Executive dies before a Termination of Employment and before attaining Normal Retirement Age, the Company will pay the following benefit to the Executive's
         Beneficiary:

         (a) AMOUNT OF BENEFIT. The Pre-Retirement Death Benefit is the annual "Pre-Retirement Death Benefit Installment" as shown in Column (11) of Schedule A to this SERP.

         (b) PAYMENT OF BENEFIT. Unless a lump-sum payment is made under subsection (c) below, the Pre-Retirement Death Benefit is payable monthly for a period of fifteen (15) years beginning on the first day of the month following the Executive's death.

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         (c)      ALTERNATIVE LUMP-SUM PAYMENT. Instead of the installment
                  payments under subsection (b) above, the Compensation Committee, in its sole discretion, may elect, either upon a request by the Beneficiary or upon its own motion, to pay the Pre-Retirement Death Benefit in a lump-sum payment as follows:

                  (1) The payment will be equal to the Normal Retirement Age Accrual Balance.

                  (2) The lump-sum payment will be paid to the Beneficiary by the earlier of the following dates:

                           (A) Sixty (60) days after the lump-sum payment is requested by the Beneficiary; or

                           (B)      Such other date as elected by the
                                    Compensation Committee in its sole
                                    discretion.

4.2 DEATH DURING PAYMENT OF A BENEFIT. If the Executive dies after any benefit payments have commenced under Article 3, the Company shall pay the remaining benefits to the Executive's Beneficiary either:

         (a) At the same time and in the same amounts they would have been paid to the Executive had the Executive survived; or

         (b) In the Committee's sole discretion, upon a request by the Beneficiary or upon its own motion, in a lump-sum payment. The amount of the lump-sum payment shall be determined under the provisions for calculating the alternative lump-sum payment for the particular type of benefit the Executive was receiving. If the Executive was receiving the Normal Retirement Benefit, the lump sum payment shall be the lump sum present value of the remaining payments as of the date of payment, determined using an annual rate of six percent (6%) interest compounded monthly.

4.3 DEATH BEFORE PAYMENTS COMMENCE. If the Executive is entitled to a benefit under Article 3, but dies before benefit payments begin, the Company shall pay the Executive's Beneficiary either:

         (a) The same benefit payments that the Executive was entitled to at the date of the Executive's death, except that the benefit payments shall commence as of the first day of the month following the Executive's death; or

         (b)      The lump sum equivalent of those benefits as determined under
                  Section 4.2(b).

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                                    ARTICLE 5
                                  BENEFICIARIES

5.1 DESIGNATION OF BENEFICIARY. The Executive may designate the Beneficiary or Beneficiaries (who may be designated concurrently or contingently) to receive the death benefit under the Plan under the following terms and conditions:

         (a) The beneficiary designation must be in a form satisfactory to the Compensation Committee and must be signed by the Executive.

         (b) A beneficiary designation shall be effective upon receipt by the Compensation Committee or its designee, provided it is received before the Executive's death.

         (c) The Executive may revoke a previous beneficiary designation without the consent of the previously designated Beneficiary. This revocation is made by filing a new beneficiary designation form with the Compensation Committee or its designee, and shall be effective upon receipt.

5.2 DIVORCE. A divorce will automatically revoke the portion of a beneficiary designation designating the former spouse as a Beneficiary. The former spouse will be a Beneficiary under this SERP only if a new beneficiary designation is filed after the date the dissolution decree is entered.

5.3 DISCLAIMERS. If a Beneficiary disclaims a death benefit, the benefit will be paid as if the Beneficiary had predeceased the Executive.

5.4 DEATH OF BENEFICIARY. If a Beneficiary who is in pay status dies before full distribution is made to the Beneficiary, the unpaid balance of the distribution will be paid to the Beneficiary's estate.

5.5 DEFAULT BENEFICIARY. If, at the time of the Executive's death, the Executive has failed to designate a Beneficiary, the Executive's beneficiary designation has become completely invalid under the provisions of this Article or there is no surviving Beneficiary, payment of the death benefit will be made in the following order of priority:

         (a)      To the Executive's spouse, if living;

         (b)      To the Executive's surviving children, in equal shares; or

         (c)      To the Executive's estate.

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                                    ARTICLE 6
                                 ACCRUAL BALANCE

6.1 COMPENSATION LIABILITY. The Accrual Balance shall be equal to the financial statement compensation liability accrued by the Company (under Section 6.2) as of any applicable determination date (as defined in Section 6.3) for its payment obligation under this SERP.

6.2      ACCRUAL CALCULATION.  The value of the Accrual Balance shall:

         (a) Be determined using Generally Accepted Accounting Principles applying APB 12 as amended by FAS 106; and

         (b)      Equal the sum of the:

                  (1)      Principal accrual (service cost); plus

                  (2)      Interest accrual at six percent (6%) interest.

6.3 DETERMINATION DATES. The Accrual Balance shall be determined as of the last day of the month.

6.4 YEAR-END VALUES. The year-end values and Normal Retirement Age value of the Accrual Balance are listed in Column (2) of Schedule A to this SERP.

6.5 REPORTING. The Compensation Committee will report the Accrual Balance to the Executive at least annually and within a reasonable period of time not to exceed 30 days after the date of the Termination of Employment if the Executive is to be paid the Early Voluntary Termination, Early Involuntary Termination or Disability Benefit.

                                    ARTICLE 7
                                   FORFEITURE

7.1      GROUNDS FOR FORFEITURE.

         (a) The Executive will forfeit any benefits payable under this Plan upon a Termination for Cause.

         (b)      The Company shall not pay the Pre-Retirement Death
                  Benefit under Section 4.1 under the Plan if the Executive:

                  (1) Commits suicide within two years after the Effective Date; or

                  (2) Dies within two years after the Effective Date and has made any material misstatement of fact on any application for life insurance that may be used by the Company to finance its obligations under the Plan.

         (c) The Executive will forfeit the balance of any remaining unpaid benefits under this Plan if the Executive violates the noncompetition restrictions of Section 7.2.

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7.2      NONCOMPETITION RESTRICTIONS.

         (a) DEFINITIONS. For purposes of this section, the following terms have the meanings stated below:

                  (1) "BANKING INSTITUTION" means any state or national bank, state or federal savings and loan association, mutual savings bank or state or federal credit union.

                  (2) "COMPETING ACTIVITIES" mean any activities that are competitive with the business activities of Bancorp, the Bank or any of their subsidiaries as conducted at the commencement of, or during the term of, the restricted period.

                  (3) "FINANCIAL INSTITUTION" means any banking institution (as defined in paragraph (1) above), trust company or mortgage company regardless of:

                           (A)      Its legal form of organization; or

                           (B)      Whether it is in existence or is in
                                    formation.

                  (4) "RESTRICTED AREA" means any county in Oregon or Washington in which Bancorp, the Bank or any of their subsidiaries either:

                           (A)      Has a branch or other office at the
                                    commencement of the restricted period; or

                           (B) Has decided to open a branch or other office during the restricted period, provided that fact has been communicated to the Executive before the Executive's Termination of Employment.

                  (5)      "RESTRICTED PERIOD" means a period of:

                           (A) 24 months from the date of the Executive's Termination of Employment; or

                           (B) 36 months from the date of the Executive's Termination Event if the Change in Control Benefit under Section 3.5 is payable.

                  (6) "SUBSIDIARIES" mean any current or future subsidiary of Bancorp or the Bank, regardless of whether it is one hundred percent (100%) owned by Bancorp or the Bank.

         (b) RESTRICTIONS. The Executive agrees that, during the restricted period, the Executive will not, directly or indirectly:

                  (1) Except as provided in subsection (c)(1) below, be employed by or provide services to any financial institution that engages in competing activities in the restricted area, whether as an employee, officer, director, agent, consultant, promoter or in any similar position, function or title;

                  (2) Have any ownership or financial interest in any financial institution that engages in competing activities in the restricted area that violates the Company's then current published ethical standards on ownership interests in competing businesses;

                  (3) Induce any employee of Bancorp, the Bank or their subsidiaries to terminate their employment with Bancorp, the Bank or their subsidiaries;

                  (4) Hire or assist in the hiring of any employee of Bancorp, the Bank or their subsidiaries for or by any financial institution that is not affiliated with Bancorp, the Bank or their subsidiaries; or

                  (5) Induce any person or entity (other than the Executive's relatives or entities controlled by them) to terminate or curtail its business or contractual relationships with the Bank, Bancorp or their subsidiaries.

         (c) EXCEPTIONS. Regardless of the restriction in subsection (b)(1) above, the Executive may be employed outside the restricted area as an employee, officer, agent, consultant or promoter of a financial institution that engages in competing activities in the restricted area, provided the Executive will not:

                  (1) Act within the restricted area as an employee or other representative or agent of that financial institution;

                  (2) Have any responsibilities for that financial institution's operations within the restricted area; or

                  (3) Directly or indirectly violate the restrictions of subsection (b)(3), (4) and (5) above.

         (d) FORFEITURE. If the Executive breaches the restrictions under subsection (b) above, Executive will:

                  (1) Forfeit any benefits payable under this Plan that were unpaid as of the date of the breach; and

                  (2) Promptly repay the Company, upon demand, any payments made after the date of the breach. If the Executive does not repay that amount within 15 days after the date of the demand, the Executive will also pay interest on that amount at the rate of nine percent (9%) per annum.

                                    ARTICLE 8
                          CLAIMS AND APPEALS PROCEDURE

8.1      CLAIMS PROCEDURE.

         (a) ROUTINE PAYMENTS. The Compensation Committee may authorize distribution of payments to the Executive or the Executive's Beneficiary even though a formal claim has not been filed.

         (b)      FORMAL CLAIMS.

                  (1) MANDATORY PROCEDURE. Any claim that the Executive or a Beneficiary or anyone claiming on behalf of or through the Executive or a Beneficiary may make under ERISA or under any other applicable federal or state law must first be brought as a formal claim under this section. If that claim is denied, it will be subject to the claims appeal procedures of Section 8.2.

                  (2) FORM AND CONTENT OF CLAIM. The claim shall be in any form reasonably acceptable to the Compensation Committee and must state the basis of the claim and also authorize the Compensation Committee and its designees to conduct any examinations necessary to determine the validity of the claim and take any steps necessary to facilitate the benefit payment.

                  (3) SUBMISSIONS BY CLAIMANT. The claimant shall file the claim with the Executive Vice-President, Human Resources. The claimant may also submit written comments, documents, records and other information relating to the claim.

                  (4) ACCESS TO INFORMATION. The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all nonconfidential or nonprivileged Company documents, records and other information relevant to the claim.

                  (5) AUTHORIZED REPRESENTATIVE. The claimant may be represented by an individual authorized to act on behalf of the claimant. A representative's authorization to act on behalf of the claimant must be established to the Compensation Committee's reasonable satisfaction.

                  (6) REVIEW AND RECOMMENDATION. The claim shall be reviewed by the Company's Chief Executive Officer and the Executive Vice-President, Human Resources, who shall make their recommendation to the Compensation Committee.

         (c) TIMELINE. The Compensation Committee shall make a determination on the claim within 90 days after the date the claimant filed it with the Executive Vice-President, Human Resources. If more time is required for a special case, the Compensation Committee may take up to an additional 90 days to render a determination, but the claimant must be notified of the need for the extension of time within the initial 90-day period. This notification will explain the special circumstances requiring the extension of time as well as the date by which a determination is expected.

         (d) EXPLANATION OF DENIAL. If a claim is wholly or partially denied, the Compensation Committee shall provide the claimant with a notice of the decision, written in a manner calculated to be understood by the claimant, containing the following information:

                  (1) The specific reason or reasons for the denial and a discussion of why the specific reason or reasons apply.

                  (2) References to the specific provisions of this Plan upon which the denial was based.

                  (3) A description of any additional material or information necessary for the claimant to perfect the claim.

                  (4) An explanation of the claims appeal procedures under this Plan.

         (e) DEEMED DENIAL. If a determination is not furnished to the claimant within 90 days of the date the claim was filed--or 180 days if it is a special case--the claim shall be deemed to be denied.

         (f) APPEAL OF DENIAL. If the claimant disagrees with the denial, the claimant's sole remedy shall be to proceed with the claims appeal procedure under Section 8.2.

8.2      CLAIMS APPEAL PROCEDURES.

         (a) WRITTEN REQUEST. If a claim is denied in whole or in part, the claimant or the claimant's authorized representative may submit a written request for a review of the denial, including a statement of the reasons for the review.

         (b) DEADLINE. This request must be filed with the Compensation Committee within 60 days after the claimant receives notice of the denial. This time limit may be extended by the Compensation Committee if an extension appears to be reasonable in view of the nature of the claim and the pertinent circumstances.

         (c) CONDUCT OF APPEAL. Upon receipt of such a request, the Compensation Committee shall afford the claimant an opportunity to review relevant documents and to submit issues and comments in writing. The Compensation Committee may hold a hearing or conduct an independent investigation. The Compensation Committee will consider all of the claimant's submissions, regardless of whether they were submitted or considered in the initial determination of the claim.

         (d) TIMELINE. A decision on the review shall be rendered by the Compensation Committee not later than 60 days after receipt of the claimant's request for the review. If more time is required for a special case, the Compensation Committee may take up to an additional 60 days to render a decision, but the claimant must be notified of the need for the extension of time within the initial 60-day period. This notification shall explain the special circumstances (such as the need to hold a hearing) which require the extension of time.

         (e) DECISION ON APPEAL. The decision shall be written in a manner calculated to be understood by the claimant and shall include:

                  (1)      Specific reasons for the decision;

                  (2) Specific references to the provisions of this Plan on which the decision is based;

                  (3) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

                  (4) A statement of the claimant's right to bring a civil action under ERISA Section 502(a), to the extent such an action is not preempted by the mandatory arbitration provision of Section 10.10.

         (f) DEEMED DENIAL. If the determination on the appeal is not furnished to the claimant within 60 days--or 120 days if it is a special case--the appeal shall be deemed to be denied.

         (g) EXHAUSTION OF APPEAL PROCESS REQUIRED. A claimant whose claim has been denied is required to exhaust the claims appeal procedures set forth in this section before commencing any arbitration or legal action.

8.3      DISCRETIONARY AUTHORITY; STANDARDS OF PROOF AND REVIEW; RECORD ON
         REVIEW.

         (a) The Compensation Committee is the "named fiduciary" for purposes of ERISA. This Plan confers full discretionary authority on the Compensation Committee with regard to the administration of this Plan, including the discretion to:

                  (1) Make findings of fact and determine the sufficiency of the evidence presented regarding a claim; and

                  (2) Interpret and construe the provisions of this Plan and related administrative documents, if any, (including words and phrases that are not defined in this Plan or those documents) and correct any defect, supply any omission or reconcile any ambiguity or inconsistency.

         (b) A decision by the Compensation Committee is required to be supported by substantial evidence only. That is, proof by a preponderance of the evidence, clear and convincing evidence or beyond a reasonable doubt is not required.

         (c) A court of law or arbitrator reviewing any decision of the Compensation Committee, including those relating to the interpretation of this Plan or a claim for benefits under this Plan, shall be required to use the arbitrary and capricious standard of review. That is, the Compensation Committee's determination may be reversed only if it was made in bad faith, is not supported by substantial evidence or is erroneous as to a question of law.

         (d) In conducting its review of the Compensation Committee's decision, a court or arbitrator shall be limited to the record of documents, testimony and facts presented to or actually known to the Compensation Committee at the time the decision was made.

                                    ARTICLE 9
                            AMENDMENT AND TERMINATION

9.1 BY MUTUAL AGREEMENT. Except as provided in Section 9.2, this Plan may be amended or terminated only by a written agreement signed by the Company and the Executive.

9.2      BY THE COMPANY.

         (a) Subject to the restrictions in subparagraph (b) below, the Company may unilaterally amend or terminate this Plan at any time if in the opinion of the Company's counsel or accountants, as a result of legislative, judicial or regulatory action, continuation of the Plan would:

                  (1) Cause benefits to be taxable to the Executive before their actual receipt; or

                  (2) Result in material financial penalties or other materially detrimental ramifications to the Company (other than the financial impact of paying the benefits).

         (b) Except as required by law, banking regulatory requirements or financial accounting requirements, an amendment or termination under subparagraph (a) above may not reduce:

                  (1) The vested percentage of the Executive's Adjusted Accrual Balance;

                  (2) The amount of the Executive's vested Adjusted Accrual Balance as determined as of the later of:

                           (A) The effective date of the amendment or termination; or

                           (B)      The date it is adopted or approved; or

                  (3) The amount of the benefit payments that are being made if the Executive's benefits were in pay status as of the earlier of:

                           (A) The effective date of the amendment or termination; or

                           (B)      The date it is adopted or approved.

         (c) Except as required by law, banking regulatory requirements or financial accounting requirements, upon the termination of this Plan under subsection (a) above:

                  (1) The Executive's Adjusted Accrual Balance and vesting credit will be frozen as of the later of:

                           (A) The effective date of the amendment or termination; or

                           (B)      The date it is adopted or approved; or

                  (2) Interest will be credited on the Executive's frozen vested Accrual Balance at an annual rate of six percent (6%) compounded monthly; and

                  (3)      The Company may either:

                           (A) Hold and disburse the Executive's frozen vested Accrual Balance (as adjusted under paragraph (2) above) in accordance with the otherwise applicable terms and conditions of this Plan; or

                           (B) Disburse that amount in a lump sum at such earlier date as the Company, in its sole discretion, may elect.

                                   ARTICLE 10
                               GENERAL PROVISIONS

10.1 ADMINISTRATION. The Compensation Committee shall have all powers necessary or desirable to administer this Plan, including but not limited to:

         (a) Establishing and revising the method of accounting for the Plan;

         (b)      Maintaining a record of benefit payments;

         (c) Establishing rules and prescribing any forms necessary or desirable to administer the Plan;

         (d)      Interpreting the provisions of the Plan; and

         (e) Delegating to others certain aspects of the Compensation Committee's managerial and operational responsibilities, including employing advisors and delegating ministerial duties.

10.2     RECEIPT AND RELEASE FOR PAYMENTS.

         (a) The Compensation Committee may require the recipient of a payment, as a condition precedent to the payment, to execute a receipt and, in the case of a payment in full, a release for the payment. The receipt and the release shall be in a form satisfactory to the Compensation Committee.

         (b) Payment may be made by a deposit to the credit of the Executive or a Beneficiary, as applicable, in any bank or trust company.

         (c) Payment may be made to the individual or institution maintaining or having custody of the Executive or Beneficiary, as applicable, if the Compensation Committee receives satisfactory evidence that--

                  (1) A person entitled to receive any benefit under this Plan is, at the time the benefit is payable, physically, mentally or legally incompetent to receive payment and provides a valid receipt for it;

                  (2) An individual or institution is maintaining or has custody of that person; and

                  (3) No guardian, custodian or other representative of the estate of that person has been appointed.

         (d) The receipt of the recipient or a canceled check shall be a sufficient voucher for the Company. The Company is not required to obtain from the recipient an accounting for the payment.

         (e) If a dispute arises over a distribution, payment may be withheld until the dispute is determined by a court of competent jurisdiction or settled, to the satisfaction of the Compensation Committee, by the parties concerned. The Compensation Committee may require a hold harmless agreement on behalf of the Company and the Plan before making payment.

10.3 OTHER COMPENSATION AND TERMS OF EMPLOYMENT. This Plan is not an express or implied employment agreement. Accordingly, other than providing for certain benefits payable upon a Termination of Employment, this Plan will not affect the determination of any compensation payable by the Company to the Executive, nor will it affect the other terms of the Executive's employment with the Company. The specific arrangements referred to in this Plan are not intended to exclude or circumvent any other benefits that may be available to the Executive under the Company's employee benefit or other applicable plans, upon the Executive's Termination of Employment.

10.4     WITHHOLDING.

         (a) INCOME TAX. Applicable federal, state and local income tax withholding will be withheld from all payments made under this Plan.

         (b)      FICA. To the extent allowable under applicable regulations:

                  (1) The present value of the vested benefits under this Plan will be taken into account as FICA wages in the year they become vested;

                  (2) Present value will be determined using reasonable actuarial equivalency factors acceptable to the Compensation Committee;

                  (3) The employee portion of each year's FICA liability will be deducted from the Executive's other cash compensation for that year; and

                  (4) FICA will not be deducted from any payments made under this Plan.

10.5     UNFUNDED ARRANGEMENT.

         (a) The Company's payment obligation under this Plan is purely contractual and is not funded or secured in any manner by any asset, pledge or encumbrance of the Company's property.

         (b) This Plan is not intended to create, and should not be construed as creating, any trust or trust fund. The benefits accrued under this Plan and any assets acquired by the Company to finance its payment obligations under this Plan shall not be held in a trust (other than a grantor trust of the Company), escrow or similar fiduciary capacity.

         (c) Any insurance policy on the Executive's life the Company may acquire to assist it in financing its obligations under this Plan is a general asset of the Company and neither the Executive nor anyone else claiming on behalf of or through the Executive shall have any right with respect to, or claim against, that policy.

         (d) The Executive and any Beneficiary are general unsecured creditors of the Company with respect to the payment of the benefits under this Plan.

10.6 BENEFITS NOT ASSIGNABLE. The accrued benefits under this Plan shall not be considered assets under state law or bankruptcy law of the Executive or of any Beneficiary. The Executive and any Beneficiary shall not have any right to alienate, anticipate, pledge, encumber or assign any of the benefits payable under this Plan. The Executive's or any Beneficiary's benefits shall not be subject to any claim of, or any attachment, garnishment or other legal process brought by, any of his or her creditors.

10.7 BINDING EFFECT. This Plan binds and inures to the benefit of the parties and their respective legal representatives, heirs, successors and assigns.

10.8 REORGANIZATION. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless that succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company under this Plan. Upon the occurrence of such an event, the term "Company" as used in this Plan shall be deemed to refer to the successor or survivor company.

10.9     APPLICABLE LAW.

         (a) This Plan shall be construed and its validity determined according to the laws of the State of Oregon, other than its law regarding conflicts of law or choice of law, to the extent not preempted by federal law.

         (b) Any dispute arising out of this Plan must be brought in either Clackamas County or Multnomah County, Oregon, and the parties will submit to personal jurisdiction in either of those counties.

10.10 ARBITRATION. Any dispute or claim arising out of or brought in connection with this Plan, will, if requested by any party, be submitted to and settled by arbitration under the rules then in effect of the American Arbitration Association (or under any other form of arbitration mutually acceptable to the parties involved). Any award rendered in arbitration will be final and will bind the parties, and a judgment on it may be entered in the highest court of the forum having jurisdiction. The arbitrator will render a written decision, naming the substantially prevailing party in the action, and, subject to Section 10.11(b), will award that party all costs and expenses incurred, including reasonable attorneys' fees.

10.11    ATTORNEYS' FEES.

         (a) If any breach of or default under this Plan results in either party incurring attorneys' or other fees, costs or expenses (including those incurred in an arbitration), the substantially prevailing party is entitled to recover from the non-prevailing party its reasonable legal fees, costs and expenses, including attorneys' fees and the costs of the arbitration, except as provided in subsection (b) below.

         (b) If the Executive is not the substantially prevailing party, the Executive shall be liable to pay the Company under subsection (a) above only if the arbitrator determines that:

                  (1) There was no reasonable basis for the Executive's claim (or the Executive's response to the Company's claim); or

                  (2) The Executive had engaged in unreasonable delay, failed to comply with a discovery order or otherwise acted in bad faith in the arbitration.

         (c) Either party shall be entitled to recover any reasonable attorneys' fees and other costs and expenses it incurs in enforcing or collecting an arbitration award.

         (d) If an award under this section is made to the Executive and accountants or tax counsel selected by Company with the Executive's consent (which shall not be unreasonably withheld) determine that the award is includible in Executive's gross income, the Company shall also pay the Executive a gross-up payment to offset the taxes imposed on that award, including the taxes on the gross-up payment itself. This gross-up payment shall be determined following the methodology employed in the Change in Control Agreement.

10.12 ENTIRE AGREEMENT. This Plan constitutes the entire agreement between the Company and the Executive as to its subject matter. No rights are granted to the Executive by virtue of this Plan other than those specifically set forth in this document and any amendments to it.

10.13 CONSTRUCTION. The language of this Plan was chosen jointly by the parties to express their mutual intent. No rule of construction based on which party drafted the Plan or certain of its provisions will be applied against any party.

10.14 SECTION HEADINGS. The section headings used in this Plan have been included for convenience of reference only.

10.15 COUNTERPARTS. This Plan may be executed in one or more counterparts, and all counterparts will be construed together as one Plan.

10.16 SEVERABILITY. If any provision of this Plan is, to any extent, held to be invalid or unenforceable, it will be deemed amended as necessary to conform to the applicable laws or regulations. However, if it cannot be amended without materially altering the intentions of the parties, it will be deleted and the remainder of this Plan will be enforced to the extent permitted by law.

10.17 JOINT AND SEVERAL OBLIGATION. Bancorp and Bank will be jointly and severally liable for the payment obligations under this Agreement.

EXECUTIVE:                                  COMPANY:

                                            WEST COAST BANCORP

___________________________________         By:_________________________________
Robert D. Sznewajs
                                            Title ______________________________

Date:  ______________________________       Date:_______________________________

                                            WEST COAST BANK

                                            By: ________________________________

                                            Title: _____________________________

                                            Date: ______________________________

CLARKCONSULTING(TM)                                          PLAN YEAR REPORTING

                    HYPOTHETICAL TERMINATION BENEFIT SCHEDULE

ROBERT SZNEWAJS

DOB: 10/22/1946                                                  EARLY VOLUNTARY          EARLY INVOLUNTARY
Plan Anniv Date: 12/31/2003                                        TERMINATION               TERMINATION
Normal Retirement: 10/22/2008, Age 62                              Installment               Installment
Payments: Monthly Installments                                    Payable at 62             Payable at 62
--------------------------------------                         -------------------      ---------------------
                                        BENEFIT   ACCRUAL                  Based On                  Based On
                                         LEVEL    BALANCE      Vesting     Accrual      Vesting       Accrual
PERIOD               DISCOUNT           -------  ---------     -------     --------     -------      --------
ENDING                 RATE               (1)       (2)          (3)         (4)          (5)           (6)
------               --------           -------  ---------     -------     --------     -------      --------
Dec 2003(1)             6%              105,000    108,725        70%        10,241       100%         14,630
Dec 2004                6%              105,000    380,998        80%        38,631       100%         48,289
Dec 2005                6%              105,000    670,065        90%        71,993       100%         79,992
Oct 2006                6%              105,000    924,528        90%        94,500       100%        105,000

                            Starting November 1, 2006, only interest is accrued.

Dec 2006                6%              105,000    933,796       100%       105,000       100%        105,000
Dec 2007                6%              105,000    991,390       100%       105,000       100%        105,000
Oct 2008                6%              105,000  1,042,090       100%       105,000       100%        105,000

                      October 22, 2008 Retirement; November 1, 2008 First Payment Date

DOB: 10/22/1946                                                                              PRE-RETIRE.
Plan Anniv Date: 12/31/2003                 DISABILITY              CHANGE OF CONTROL          DEATH
Normal Retirement: 10/22/2008, Age 62       Installment                Installment            BENEFIT
Payments: Monthly Installments             Payable at 62              Payable at 62         Installment
------------------------------------    -------------------        --------------------     ------------
                                                    Based On                   Based On       Based On
                                        Vesting     Accrual        Vesting     Benefit        Benefit
PERIOD               DISCOUNT           -------     --------       -------     --------       --------
ENDING                 RATE               (7)          (8)           (9)         (10)           (11)
--------             --------           -------     --------       -------     --------       --------
Dec 2003(1)             6%                100%        14,630         100%       105,000        105,000
Dec 2004                6%                100%        48,289         100%       105,000        105,000
Dec 2005                6%                100%        79,992         100%       105,000        105,000
Oct 2006                6%                100%       105,000         100%       105,000        105,000

                         Starting November 1, 2006, only interest is accrued.

Dec 2006                6%                100%       105,000         100%       105,000        105,000
Dec 2007                6%                100%       105,000         100%       105,000        105,000
Oct 2008                6%                100%       105,000         100%       105,000        105,000

                   October 22, 2008 Retirement; November 1, 2008 First Payment Date

 (1)The first line reflects 5 months of data, August 2003 to December 2003.

 *The purpose of this hypothetical illustration is to show the participant's annual benefit based on various termination assumptions. Actual benefits are based on the terms and provisions of the plan agreement executed between the company and participant and may differ from those shown.

 *IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND
  THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

Copyright (c) 2003 Clark Consulting.                              Securities offered through Clark Securities, Inc.,
Salary Continuation Plan for West Coast Bank - Lake Oswego, OR    a wholly owned subsidiary of Clark, Inc., member NASD & SIPC,
1001811  16948  137755  v5.31.04  12/18/2003:13 SCP-E  NB         Los Angeles, CA 90071, (213) 486-6300.